EXHIBIT (a)(1)(C)

                             VODAVI TECHNOLOGY, INC.
                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                        TENDER OF SHARES OF COMMON STOCK
                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This notice of guaranteed delivery, or one substantially in the form hereof, must be used to accept the tender offer by Vodavi Technology, Inc. if

     * certificates evidencing shares of Vodavi common stock, $0.001 par value per share, are not immediately available or cannot be delivered to the depositary before the expiration date (as defined in the offer to purchase);

     * the procedure for book-entry transfer described in the offer to purchase, dated May 9, 2003, and the related letter of transmittal cannot be completed on a timely basis; or

     * time will not permit all required documents, including a properly completed and duly executed letter of transmittal (or a manually signed facsimile of the letter of transmittal), an agent's message in the case of a book-entry transfer (as defined in the offer to purchase) and any other required documents, to reach the depositary prior to the expiration date.

     This notice of guaranteed delivery, properly completed and duly executed, may be delivered by hand, mail, overnight courier, or facsimile transmission to the depositary. See Section 3 of the offer to purchase.

                   THE DEPOSITARY FOR THE OFFER IS AS FOLLOWS:

                        COMPUTERSHARE TRUST COMPANY, INC.

   By Overnight Delivery or
       By Hand Delivery:                         Express Mail:                      By First Class Mail:

      COMPUTERSHARE TRUST                     COMPUTERSHARE TRUST                    COMPUTERSHARE TRUST
         COMPANY, INC.                           COMPANY, INC.                          COMPANY, INC.
Attention: Reorganization Dept.         Attention: Reorganization Dept.        Attention: Reorganization Dept.
   350 Indiana Street, #800                350 Indiana Street, #800                     P.O. Box 1596
    Golden, Colorado 80401                  Golden, Colorado 80401               Denver, Colorado 80201-1596

                             Facsimile Transmission:
                                 (303) 262-0606

                     Confirm Facsimile Receipt by Telephone:
                            (303) 262-0600 ext. 4732

     FOR THIS NOTICE TO BE VALIDLY DELIVERED, IT MUST BE RECEIVED BY THE DEPOSITARY AT THE ABOVE ADDRESS BEFORE THE OFFER EXPIRES. DELIVERY OF THIS NOTICE TO ANOTHER ADDRESS WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO VODAVI OR THE BOOK-ENTRY TRANSFER FACILITY WILL NOT BE FORWARDED TO THE DEPOSITARY AND WILL NOT CONSTITUTE A VALID DELIVERY.

     This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on the letter of transmittal is required to be guaranteed by an eligible guarantor institution (as defined in the offer to purchase) under the instructions to the letter of transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

                          NOTICE OF GUARANTEED DELIVERY

     By signing this notice of guaranteed delivery, you tender to Vodavi at a price of $2.40 per share, upon the terms and subject to the conditions described in the offer to purchase and the related letter of transmittal, receipt of which you hereby acknowledge, the number of shares specified below pursuant to the guaranteed delivery procedure described in Section 3 of the offer to purchase.

Number of shares to be tendered: ______ shares.

                                    ODD LOTS
                            (SEE INSTRUCTION 7 TO THE
                             LETTER OF TRANSMITTAL)

Complete only if you are, or are tendering shares on behalf of, a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):

[ ] is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

[ ]  is a broker, dealer,  commercial bank, trust company, or other nominee that
     (a) is tendering for the beneficial owner(s) shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.

                               CONDITIONAL TENDER
                (SEE INSTRUCTION 15 TO THE LETTER OF TRANSMITTAL)

     You may condition your tender of shares on our purchasing a specified minimum number of your tendered shares, all as described in Section 6 of the offer to purchase. Unless the minimum number of shares you indicate below is purchased by us in our offer, none of the shares you tender will be purchased. It is your responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor before completing this section. Unless this box has been checked and a minimum number of shares specified, your tender will be deemed unconditional.

[ ] The minimum number of shares that must be purchased, if any are purchased, is: __________ shares.

     If because of proration, the minimum number of shares that you designated above will not be purchased, Vodavi may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and checked this box:

[ ]  The tendered shares represent all shares held by me.

Signature(s):
              ------------------------------------------------------------------

Name(s) of Record Holder(s):
                            ----------------------------------------------------
                                           (PLEASE TYPE OR PRINT)

Certificate Nos.:
                 ---------------------------------------------------------------

Address:
        ------------------------------------------------------------------------
                                                                 (ZIP CODE)

Daytime Area Code and Telephone No.:
                                    --------------------------------------------

Date: __________, 2003

If shares will be delivered by book-entry transfer, provide the following information:

Account Number:
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                                       3

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                              GUARANTEE OF DELIVERY
                   (NOT TO BE USED FOR A SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association, or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association, or other entity that is also an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (each of the foregoing constituting an "eligible institution"), guarantees the delivery to the depositary of the shares tendered, in proper form for transfer, or a confirmation that the shares tendered have been delivered pursuant to the procedure for book-entry transfer described in the offer to purchase into the depositary's account at the book-entry transfer facility, in each case together with a properly completed and duly executed letter of transmittal (or a manually signed facsimile of the letter of transmittal), or an agent's message in the case of a book-entry transfer, and any other required documents, all within three (3) NASDAQ SmallCap Market trading days after the date of receipt by the depositary of this notice of guaranteed delivery.

     The eligible institution that completes this form must communicate the guarantee to the depositary and must deliver the letter of transmittal and certificates representing shares to the depositary within the time period set forth in the offer to purchase. Failure to do so could result in a financial loss to the eligible institution.

Name of Firm:
             ------------------------        -----------------------------------
                                             (Authorized Signature)

Address:                                     Name:
        -----------------------------             ------------------------------
                                                          (Please Print)
                                             Title:
-------------------------------------              -----------------------------
                           (Zip Code)
Telephone No.:                               Date:                        , 2003
              -----------------------             ------------------------

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. CERTIFICATES FOR SHARES SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.

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